                                                                    Exhibit 99.3

FOR IMMEDIATE RELEASE
Contact: Marc Brailov, SPSS                                          [SPSS LOGO]
312-651-3459
mbrailov@spss.com

                 SPSS REPORTS SOLID SECOND QUARTER 2005 RESULTS

          LICENSE REVENUES INCREASE 17 PERCENT OVER PRIOR YEAR QUARTER

CHICAGO, Ill. (USA), August 2, 2005 -- SPSS Inc. (NASDAQ: SPSS), a leading worldwide provider of predictive analytics software, today announced results for the quarter ended June 30, 2005. Net revenues totaled $58.1 million compared to $53.0 million in the second quarter of 2004, with earnings per diluted share of $0.21, compared to a loss per share of $0.05 in the same period last year.

New license revenues were $24.4 million in the second quarter of 2005, up 17 percent from $21.0 million in the second quarter of 2004. This increase was driven by continued double-digit growth in the core tools business supported by our integrated applications strategy.

The company's operating margin in the second quarter of 2005 was 13 percent. Reported operating income for the second quarter of 2005 increased $9.6 million to $7.3 million, compared to a loss of $2.3 million in the prior-year period. Operating expenses for the quarter dropped by over 8 percent from the same period last year. During the second quarter of 2005, SPSS incurred $0.3 million in unusual pre-tax charges related to its ongoing effort to restructure costs. Results for the second quarter of 2004 included approximately $2.5 million of pre-tax charges related to the company's accounting review and restatement and downsizing of certain European field operations.

For the six months ended June 30, 2005, net revenue totaled $115.5 million compared with $110.1 million for the same period in 2004. New license revenue for the first half of the year was $50.4 million, an increase of 10 percent from $45.8 million in the same period in 2004.

Operating income for the six months ended June 30, 2005 was $11.3 million with an operating margin of 10 percent. During the first half of 2005, the company incurred $2.0 million in planned unusual pre-tax charges related to restructuring for future cost savings. Operating income for the six months ended June 30, 2004 was $1.7 million, including unusual pre-tax charges of $2.5 million.

Reported earnings per diluted share for the six months ended June 30, 2005 was $0.34, compared with $0.06 for the same period in 2004.

As of June 30, 2005, cash totaled $54.2 million, up from $37.1 million as of December 31, 2004. Cash flow from operating activities was $26.6 million for the six months ended June 30, 2005, compared with $8.6 million for the same period in 2004.

"We clearly had a good second quarter," said SPSS President and CEO Jack Noonan. "The numbers are positive and the factors driving them are even more significant. The quarter's solid results were fueled by better sales and marketing execution. This

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success, combined with our ongoing focus on cost controls and cash management, resulted in the highest operating margin achieved in the last five years."

NEW DEALS IN Q2 2005

During the quarter, SPSS signed software license or service agreements with several organizations, including: Australian Government Department of Defence; Australian Transport Safety Bureau; BT; Cajamar; Centro Leasing; Capital One Services, Inc.; Churchill Downs; CSK Marketing Corporation; Florida Department of Revenue; Greenwich Associates; Harley-Davidson Motor Company; The Hospitals Contribution Fund of Australia Ltd.; IFF Research; JTB Global Marketing & Travel Inc.; Nationale-Nederlanden, part of ING Group; Ontario Ministry of Health and Long-Term Care; Orix Credit Corporation; OTP Bank Hungary; Peermont Global (East
Rand); Procter & Gamble; SLM Corporation; United States Army Combat Readiness Center; United States Department of Justice's Bureau of Justice Statistics; and Vodafone Hungary.

MAJOR PRODUCT LAUNCHES AND MORE INDUSTRY COMMENDATION FOR SPSS LEADERSHIP

Highlights from 2005's second quarter include significant new product launches and continuing industry recognition for SPSS' technological leadership.

In May, SPSS unveiled a new solution to reduce insurance fraud, improve the claims process and cut costs. SPSS PredictiveClaims(TM), an application based on real-time predictive analytic technology, integrates with existing claims-management systems to instantly determine which claims qualify for immediate approval and which are potentially fraudulent. PredictiveClaims automatically analyzes all claims entering the system, from any channel, against risk profiles and external fraud databases.

Also in May, SPSS announced the availability of the latest version of Dimensions(TM), Dimensions 3.0, a comprehensive suite for survey design, data collection, data management, analysis and publishing of survey results. Dimensions 3.0 represents a significant technological breakthrough with the introduction of a new survey scripting language that enables users to continue their current work practices while providing new opportunities to create richer surveys that improve the overall respondent experience. Dimensions 3.0 is based entirely on a single integrated set of underlying technologies that support a wide range of survey research, from multi-lingual, multi-model research to smaller, one-of-a-kind projects.

In June, SPSS released a significantly upgraded version of the business intelligence components within its ShowCase(R) Suite 7.0, the leading business intelligence and data mining solution for organizations using the IBM(R) eServer iSeries(TM) (AS/400(R)) computing platform. SPSS ShowCase Suite 7.0 includes major enhancements to ShowCase Essbase(R), ShowCase Analyzer(TM), and ShowCase Enterprise Reporting(TM).

Also, SPSS was recently honored by CRMGuru.com as the most customer-centric solution provider in marketing automation. CRMGuru.com is the world's largest industry portal for business executives to learn about Customer Relationship Management (CRM). SPSS was one of seven CRM solution providers tapped for CRMGuru Summit Awards for CRM Solution Excellence, based on a year-long study of CRM solution providers. Approximately 2,500 qualifying surveys were collected by CRMGuru.com.
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SPSS was honored for marketing automation over Epiphany, Inc., SAS, Unica
Corporation and the marketing automation portion of all multi-function vendors.

OUTLOOK AND GUIDANCE

"This is the third consecutive quarter of continued improvements in revenue, cost controls and cash. While three quarters still don't constitute a trend, the financial results further validate our strategy and demonstrate the management team's commitment to achieve what we set out to accomplish and deliver shareholder value," said SPSS Executive Vice President and Chief Financial Officer Raymond Panza. "We're pleased by the continuing improvements in revenue growth and cost-efficiencies; however, we still have more work to do. We remain focused on increasing productivity and taking costs out of the business, but recognize that cost management alone is insufficient. Improvement in our bottom line and long-term success will be most dependent on continued revenue growth."

Panza continued, "In the third quarter of 2005, we expect revenues of between $57.0 million and $60.0 million, with reported earnings per diluted share of between $0.15 and $0.22. These estimates anticipate both cost savings and further charges resulting from cost-management activities. For the full year 2005, we are maintaining our revenue guidance of between $230 million and $235 million, and changing our earnings guidance from a range of $0.65 to $0.75 to a range of between $0.70 and $0.75 per diluted share."

CONFERENCE CALL

The company will host a conference call at 9:00 a.m. CT on August 3, 2005, to discuss its financial results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 800-510-9834 in the United States and 617-614-3669 internationally. The live call pass code is 91157738. A replay will be available via phone for one week after the call. To access it, participants should dial 888-286-8010 in the United States or 617-801-6888 internationally. Access code 10186411 is required for the replay. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

ABOUT SPSS INC.

SPSS Inc. (NASDAQ: SPSS) is a leading worldwide provider of predictive analytics software and solutions. The company's predictive analytics technology connects data to effective strategic action by drawing reliable conclusions about current conditions and critical future events. More than 250,000 commercial, academic, and public sector customers rely on SPSS technology to help increase revenue, reduce costs, improve important processes, and detect and prevent fraud. More than 95 percent of the Fortune 1000 companies are SPSS customers. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates,"


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"believes," "estimates," "expects," "plans," "intends," "could," "designed,"
"should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.


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                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)



                                                            Three Months Ended June 30,
                                                     -----------------------------------------          % of Total Revenue
                                                                                       Yr/Yr        --------------------------
                                                      2005             2004            % Chg.         2005              2004
                                                    --------         --------          ------       --------          --------
Net revenues:
 License                                            $ 24,413         $ 20,952            17%              42%              39%
 Maintenance                                          26,448           24,246             9%              46%              46%
 Service                                               7,220            7,806            -8%              12%              15%
                                                    --------         --------                       --------         --------
Net revenues                                          58,081           53,004            10%             100%             100%

Operating expenses:
 Cost of license and maintenance revenues              4,066            3,240            25%               7%               6%
 Sales, marketing and services                        29,247           34,658           -16%              50%              65%
 Research and development                             10,994           11,690            -6%              19%              22%
 General and administrative                            6,486            5,688            14%              11%              11%
                                                    --------         --------                       --------         --------
Operating expenses                                    50,793           55,276            -8%              87%             104%
                                                    --------         --------                       --------         --------
Operating income (loss)                                7,288           (2,272)            NM              13%              -4%

Other income (expense):
 Net interest expense                                    (26)             (29)          -10%                -                -
 Other                                                (1,457)             789             NM              -3%               1%
                                                    --------         --------                       --------         --------
Other income (expense)                                (1,483)             760             NM              -3%               1%
                                                    --------         --------                       --------         --------

Income (loss) before income taxes                      5,805           (1,512)            NM              10%              -3%

Income tax expense (benefit)                           2,075             (544)            NM               4%              -1%
                                                    --------         --------                       --------         --------
Net income (loss)                                   $  3,730         $   (968)            NM               6%              -2%
                                                    ========         ========                       ========         ========


Basic net income (loss) per common share            $   0.21         $  (0.05)            NM

Diluted net income (loss) per common share          $   0.21         $  (0.05)            NM

Share data:
Shares used in basic per share computation            17,823           17,702             1%

Shares used in diluted per share computation          18,095           17,702             2%

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                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)


                                                              Six Months Ended June 30,
                                                    --------------------------------------------        % of Total Revenue
                                                                                          Yr/Yr       -----------------------
                                                      2005               2004             % Chg.        2005           2004
                                                    ---------         ---------          -------      --------       --------
Net revenues:
 License                                            $  50,410         $  45,778            10%             44%            42%
 Maintenance                                           51,760            48,087             8%             45%            44%
 Service                                               13,367            16,249           -18%             11%            14%
                                                    ---------         ---------                       --------       --------

Net revenues                                          115,537           110,114             5%            100%           100%

Operating expenses:
 Cost of license and maintenance revenues               7,767             7,176             8%              6%             6%
 Sales, marketing and services                         59,525            67,045           -11%             52%            61%
 Research and development                              22,398            23,677            -5%             19%            21%
 General and administrative                            14,577            10,562            38%             13%            10%
                                                    ---------         ---------                       --------       --------
Operating expenses                                    104,267           108,460            -4%             90%            98%
                                                    ---------         ---------                       --------       --------

Operating income                                       11,270             1,654           581%             10%             2%

Other income (expense):
 Net interest income (expense)                            (47)             (104)           NM                -              -
 Other                                                 (1,910)              187            NM              -2%             0%
                                                    ---------         ---------                       --------       --------

Other income (expense)                                 (1,957)               83            NM              -2%             0%
                                                    ---------         ---------                       --------       --------

Income before income taxes                              9,313             1,737           436%              8%             2%

Income tax expense                                      3,163               601           426%              3%             1%
                                                    ---------         ---------                       --------       --------

Net income                                          $   6,150         $   1,136           441%              5%             1%
                                                    =========         =========                       ========       ========

Basic net income per common share                   $    0.34         $    0.06           467%

Diluted net income per common share                 $    0.34         $    0.06           467%

Share data:
Shares used in basic per share computation             18,073            17,737             2%

Shares used in diluted per share computation           18,332            18,138             1%

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                           SPSS INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                                            JUNE 30,        DECEMBER 31,
                                                             2005              2004
                                                           ---------        -----------
ASSETS
Current assets
     Cash and cash equivalents                             $  54,184         $  37,107
     Accounts receivable, net                                 37,774            50,007
     Inventories, net                                            777               789
     Deferred income taxes                                    14,579            15,503
     Prepaid income taxes                                      8,431             7,064
     Other current assets                                      4,302             5,248
                                                           ---------         ---------
        Total current assets                                 120,047           115,718

Net Property, equipment and leasehold improvements            21,323            21,480
Capitalized software development costs, net                   29,208            28,178
Goodwill                                                      41,384            42,197
Intangibles, net of accumulated amortization                   3,121             3,278
Noncurrent deferred income taxes                              22,420            22,860
Other noncurrent assets                                        1,442             1,614
                                                           ---------         ---------
        Total assets                                       $ 238,945         $ 235,325
                                                           =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Notes payable                                         $   2,500         $   2,500
     Accounts payable                                          6,702             6,127
     Income and value added taxes payable                      7,921             7,340
     Deferred revenues                                        59,614            62,148
     Other accrued liabilities                                22,295            23,757
                                                           ---------         ---------
        Total current liabilities                             99,032           101,872

Noncurrent deferred income taxes                                 632               632
Noncurrent notes payable                                       2,132             3,381
Other noncurrent liabilities                                     735               981

Stockholders' equity
     Common Stock                                                179               177
     Additional paid-in capital                              155,579           152,477
     Deferred compensation                                    (1,107)             (145)
     Accumulated other comprehensive loss                     (8,155)           (7,818)
     Accumulated deficit                                     (10,082)          (16,232)
                                                           ---------         ---------
        Total stockholders' equity                           136,414           128,459
                                                           ---------         ---------

        Total liabilities and stockholders' equity         $ 238,945         $ 235,325
                                                           =========         =========



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                           SPSS INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                                 (in thousands)
                                   (unaudited)


                                                                           SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                       -------------------------
                                                                         2005             2004
                                                                       --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                         $  6,150         $  1,136
    Adjustments to reconcile net income to net cash
      provided by operating activities:
          Depreciation and amortization                                   7,390            8,114
          Deferred income taxes                                           1,128             (488)
          Non-cash services recoveries                                        -             (750)
          Changes in assets and liabilities:
             Accounts receivable                                          9,835           12,485
             Inventories                                                    (10)             821
             Prepaid and other assets                                       833              213
             Accounts payable                                               755           (1,616)
             Accrued expenses                                              (586)             625
             Income taxes                                                  (607)          (9,748)
             Deferred revenue                                               193           (4,684)
          Other, net                                                      1,525            2,445
                                                                       --------         --------

Net cash provided by operating activities                                26,606            8,553
                                                                       --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures, net                                           (3,326)          (1,726)
     Capitalized software development costs                              (5,172)          (5,078)
     Repurchase of common stock issued for acquisition                        -           (5,421)
     Proceeds from the divestiture of Sigma-series product line               -            3,000
                                                                       --------         --------

Net cash used in investing activities                                    (8,498)          (9,225)
                                                                       --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net repayments under line-of-credit agreements                      (1,249)          (1,306)
     Proceeds from issuance of common stock                               2,023            2,240
                                                                       --------         --------

Net cash provided by financing activities                                   774              934
                                                                       --------         --------

Effect of exchange rates on cash                                         (1,805)            (332)
                                                                       --------         --------

Net change in cash and cash equivalents                                  17,077              (70)
Cash and cash equivalents at beginning of period                         37,107           36,101
                                                                       --------         --------
Cash and cash equivalents at end of period                             $ 54,184         $ 36,031
                                                                       ========         ========